Exhibit 99.1

Courts Approve Imperial’s Settlement of Class Action and Related Derivative Litigation

Boca Raton, FL, December 18, 2013 – Imperial Holdings, Inc. (NYSE: IFT) (“Imperial”) announced today that it received final court approval to settle its pending class action and derivative litigation.

On December 16, 2013, the United States District Court for the Southern District of Florida entered an order approving the class action settlement and on December 17, 2013, the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida entered an order approving the derivative action settlement.

Antony Mitchell, CEO of Imperial, commented, “We are very pleased to be able to put this litigation behind us as we continue our turnaround efforts.”

About Imperial Holdings, Inc.

Imperial is a leading specialty finance company that, through its operating subsidiaries, provides customized liquidity solutions to owners of illiquid financial assets. More information about Imperial can be found at www.imperial.com.

Safe Harbor Statement

This press release may contain certain “forward-looking statements” relating to the business of Imperial Holdings, Inc. and its subsidiary companies. All statements, other than statements of historical fact included herein are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, and involve known and unknown risks and uncertainties. Although Imperial believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, including the risk that the settlements are challenged on appeal, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Imperial does not assume a duty to update these forward-looking statements.

Company Contact:

David Sasso

Imperial Holdings, Inc.

Director- Investor Relations

561.672.6114

IR@imperial.com

www.imperial.com